Exhibit 31.1

RULE 13a-14(d) Certification

I, In-Young Chase, certify that:

1.       I have reviewed this report on Form 10–K and all reports on Form 10–D required to be filed in respect of the period covered by this report on Form 10–K of SATURNS Trust No. 2007-1 (the “Exchange Act periodic reports”);

2.        Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.       Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10–D for the period covered by this report is included in the Exchange Act periodic reports;

4.        Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicer, U.S. Bank National Association (“U.S. Bank”) as successor in interest to Bank of America, National Association (“BANA”), of SATURNS Trust No. 2007-1, has fulfilled its obligations under the servicing agreement, which is the Trust Agreement relating to SATURNS Trust No. 2007-1; and

5.        All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a–18 and 15d–18 have been included as an exhibit to this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10–K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated party: U.S. Bank as successor-in-interest to BANA and its officers and agents.

By:/s/ In-Young Chase

Name: In-Young Chase

Title: Vice President

Date: March 22, 2019